Exhibit 99.2

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into effective January 1, 2004, by and between Celsion Corporation, a Delaware corporation (the “Company”), and Anthony P. Deasey, an individual (the “Executive”).

WITNESSETH:

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated as of November 27, 2000 (the “Old Employment Agreement”);

WHEREAS, the Old Employment Agreement expired on November 27, 2003;

WHEREAS, since the expiration of the Old Employment Agreement, the Executive has continued in the employ of the Company as Executive Vice President—Finance and Administration and Chief Financial Officer and, in addition, has assumed the position of Chief Operating Officer; and

WHEREAS, the Company and the Executive desire to enter into a new Employment Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties, intending to be legally bound, agree as follows:

1. Employment Duties and Acceptance.

(a) In accordance with the terms of this Agreement, the Company hereby employs the Executive, for the Term (as hereinafter defined), to render full-time services to the Company as Executive Vice President, Chief Operating Officer and Chief Financial Officer, and to perform the customary duties and bear the customary responsibilities of such positions and such other duties and responsibilities, commensurate with such positions, as the Executive reasonably shall be directed from time to time by the Board of Directors (the “Board”) of the Company to perform or bear, which duties and responsibilities shall be consistent with the provisions of the Bylaws of the Company in effect on the date hereof that relate to or bear upon the duties of an Executive Vice President and the Chief Operating Officer and Chief Financial Officer of the Company.

(b) The Executive hereby accepts such employment and agrees to render the services described above, in accordance with the terms of this Agreement.

(c) The principal place of employment of the Executive hereunder shall at all times during the Term be in the Columbia, Maryland area or other location(s) as may be mutually acceptable to the Executive and the Board of Directors.

(d) Notwithstanding anything to the contrary herein, although the Executive shall provide services as a full-time employee, it is understood that the Executive, with notification to the Board of Directors, may (1) have non-full-time academic appointments; (2) participate in professional activities; (3) be a member of the scientific or medical advisory board or the board of directors of, or act as a consultant to, other companies that do not directly compete with the Company; (4) publish academic articles; (5) support non-competing external research programs; and (6) participate in community and/or philanthropic activities (collectively, “Permitted Activities”); provided, however, that such Permitted Activities do not interfere with the Executive’s duties to the Company.

2. Term of Employment.

The term of the Executive’s employment under this Agreement (the “Term”) commenced as of January 1, 2004 (the “Effective Date”) and shall end on January 1, 2006, unless sooner terminated pursuant to Section 6, 7 or 8 of this Agreement. Notwithstanding the foregoing, unless notice is given by the Executive or the Company to the other at least six (6) months prior to the expiration of the Term of this Agreement (including at least six (6) months prior to the expiration of any extension hereof, as provided below), the Term automatically shall be extended by one (1) year from the date it would otherwise end (whether upon expiration of the original Term or any extension(s) thereof), unless sooner terminated pursuant to Section 6, 7 or 8 hereof. In the event of such an automatic extension, the term “Term,” as used herein, shall include each and any such extension.

3. Compensation and Benefits.

(a) As compensation for services to be rendered pursuant to this Agreement, the Company agrees to pay the Executive, during the Term, an annual base salary of not less than the Executive’s base salary in effect immediately prior to the Effective Date (the “Base Salary”), payable in accordance with its regular payroll practices. The Executive’s Base Salary hereunder shall be reviewed as of January 1, 2005 and at least annually thereafter during the Term of the Agreement for increase in the discretion of the Board of Directors or the Compensation Committee of the Board of Directors. The Executive’s Base Salary, as so adjusted, shall be considered the new Base Salary for all purposes of this Agreement. The Base Salary shall be paid in equal monthly or bi-weekly installments, consistent with the Company’s standard payroll practices applicable to its senior executives.

(b) The Company agrees that the Executive shall be eligible for an annual performance bonus from the Company with respect to each fiscal year of the Company that ends during the Term, pursuant to the Company’s management incentive bonus program, or Board policy or practice, in effect from time to time. The amount of any such bonus shall be determined by the Board of Directors or the Compensation Committee of the Board of Directors in its sole and absolute discretion, consistent with the Company’s performance, the Executive’s contribution to the Company’s performance and the provisions of any such applicable incentive bonus program, policy or practice.

(c) The Company agrees to grant to the Executive, during the Term, at the time of its usual annual grant to employees for the applicable year, such options to purchase shares of the Company’s common stock as the Board of Directors or the Compensation Committee of the Board of Directors shall determine. Stock options granted pursuant to the Old Employment Agreement listed on Exhibit B attached hereto shall remain in effect and available to the Executive in accordance with their respective terms. In the event of the consummation of a Change in Control (as defined in Section 13) of the Company, all stock options and stock awards (and similar equity rights) previously granted shall immediately vest and become and remain fully exercisable through their respective original terms and otherwise in accordance with their respective original terms as if no Change in Control had occurred.

(d) The Company shall pay or reimburse the Executive for all reasonable expenses actually incurred or paid by the Executive during the Term in the performance of services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as may reasonably be required pursuant to the policies of the Company in effect from time to time.

(e) During the Term, the Executive shall be eligible to participate in all qualified and non-qualified savings and retirement plans, and all other compensation and benefit plans and programs, including welfare and fringe benefit programs that are generally made available by the Company to other senior executives of the Company.

(f) During the Term, the Executive shall be eligible for paid vacation of four (4) weeks per calendar year taken in accordance with the vacation policy of the Company. Any unused vacation days shall not accumulate for use in subsequent years.

4. Confidentiality.

The Executive agrees that the “Employee Proprietary Information and Ownership of Inventions Agreement” annexed hereto as Exhibit A shall be deemed incorporated in and made a part of this Employment Agreement. Notwithstanding any other provision of this Agreement, the Executive shall continue to be bound by the terms of such Proprietary Information and Inventions Agreement for a period of five (5) years after the expiration or termination of this Agreement for any reason. The Executive and the Company agree that following expiration or termination of this Agreement for any reason the Proprietary Information and Inventions Agreement shall be applicable only to material, non-public proprietary information of the Company.

5. Non-Competition, Non-Solicitation and Non-Disparagement.

(a) During the Term, the Executive shall not (1) provide any services, directly or indirectly, to any other business or commercial entity without the consent of the Board of Directors, such consent not unreasonably to be withheld, delayed or conditioned, or (2) participate in the formation of any business or commercial entity without the consent of the Board of Directors, such consent not unreasonably to be withheld, delayed or conditioned; provided, however, that nothing contained in this Section 5(a) shall be deemed to prohibit the Executive from acquiring, solely as an investment, shares of capital stock (or other interests) of any corporation (or other entity) not exceeding two percent (2%) of such corporation’s (or other entity’s) then outstanding shares of capital stock and, provided further, that nothing contained herein shall be deemed to limit the Executive’s Permitted Activities pursuant to Section 1(d).

(b) If the Executive is terminated by the Company for Cause (as defined in Section 6(c)) or if the Executive terminates this Agreement other than in accordance with Section 7 or 8 hereof, or if the Executive is receiving Severance Payments in accordance with Sections 9(c) or payments under Section 9(d)(i), then for a period of one (1) year following the date of termination (or, should the Executive receive Severance Payments in accordance with Sections 9(c) or payments under Section 9(d), for the period utilized to calculate such Severance Payments or payments under Section 9(c) or Section 9(d)), the Executive shall not (1) provide any services, directly or indirectly, to any other business or commercial entity in the Company’s Field of Interest (as defined in Section 13), (2) solicit any customers or suppliers of the Company, (3) attempt to persuade or encourage customers or suppliers of the Company not to do business with the Company and/or to do business with a competitor of the Company, (4) participate in the formation of any business or commercial entity engaged primarily in the Company’s Field of Interest, or (5) directly or indirectly employ, or seek to employ or secure the services in any capacity of, any person employed at that time by the Company or any of its Affiliates, or otherwise encourage or entice any such person to leave such employment; provided, however, that nothing contained in this Section 5(b) shall be deemed to prohibit the Executive from acquiring, solely as an investment, shares of capital stock (or other interests) of any corporation (or other entity) in the Company’s Field of Interest not exceeding two percent (2%) of such corporation’s (or other entity’s) then outstanding shares of capital stock (or other interests) and, provided further, that nothing contained herein shall be deemed to limit Executive’s Permitted Activities pursuant to Section 1(d). This Section 5(b) shall be subject to written waivers, which may be obtained by the Executive from the Company.

(c) At no time during the Term of this Agreement or thereafter will the Executive knowingly make any written or oral untrue statement that disparages the Company or its Affiliates in communications with any customer, client or the public.

(d) If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of this Section 5 or Exhibit A, the Company shall have the right and remedy to have the provisions of this Agreement or Exhibit A, as the case may be, specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

(e) If any of the covenants contained in this Section 5 or Exhibit A, or any part hereof or thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.

(f) If any of the covenants contained in this Section 5 or Exhibit A, or any part hereof or thereof, is held to be unenforceable because of the duration of such provision, the area covered thereby or the extent thereof, the parties agree that the tribunal making such determination shall have the power to reduce the duration, area and/or extent of such provision and, in its reduced form, such provision shall then be enforceable.

(g) Anything else contained in this Agreement to the contrary notwithstanding, the parties hereto intend to and hereby do confer jurisdiction to enforce the covenants contained in this Section 5 and Exhibit A upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold any such covenant wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company’s right to the relief provided above in the courts of any other state within the geographical scope of such other covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

6. Termination by the Company.

During the Term of this Agreement, the Company may terminate this Agreement, upon expiration of ninety (90) days’ prior written notice given by the Company to the Executive (except in the case of the Executive’s death), if any one or more of the following shall occur:

(a) The Executive shall die during the Term; provided however, that the Executive’s legal representatives shall be entitled to receive (1) the Executive’s Base Salary through the date which is ninety (90) days after the Executive’s date of death and (2) a pro-rata annual performance bonus (pro-rated by multiplying the full year bonus that otherwise would be due by the percentage derived from dividing the number of days in the year prior to the death of the Executive by three hundred sixty-five (365)) with respect to the fiscal year of the Company during which death occurs. Upon the Executive’s death, stock options previously granted to the Executive shall vest and become fully exercisable and shall remain fully exercisable by the Executive’s legal representatives through their respective original terms and otherwise in accordance with their respective terms as if death had not occurred.

(b) The Executive shall become physically or mentally disabled so that the Executive is unable substantially to perform his services hereunder for (1) a period of one hundred twenty (120) consecutive days, or (2) shorter periods aggregating one hundred eighty (180) days during any twelve (12)month period. Notwithstanding such disability the Company shall continue to pay the Executive his Base Salary through the date of such termination. In addition, the Executive shall be entitled to a pro-rata annual performance bonus (pro-rated by multiplying the full year bonus that otherwise would be due by the percentage derived from dividing the number of days in the year prior to the termination on account of disability of the Executive by three hundred sixty-five (365)) with respect to the fiscal year of the Company during which such termination occurs. Upon such a disability, stock options previously granted to the Executive shall vest and become fully exercisable, and shall remain fully exercisable, by the Executive or his legal representatives should he have such through their respective original terms and otherwise in accordance with their respective terms as if no such disability had occurred.

(c) The Executive acts, or fails to act, in a manner that provides “Cause” for termination. For purposes of this Agreement, the term “Cause” means (1) the Executive’s indictment for, or conviction of, any crime or serious offense involving money or other property which constitutes a felony in the jurisdiction involved, (2) the Executive’s willful and continual neglect of, or failure to discharge, duties (including fiduciary duties), responsibilities and obligations with respect to the Company hereunder, provided such neglect or failure remains uncured for a period of thirty (30) days after written notice describing the same is given to the Executive by the Company and, provided further, that isolated and insubstantial neglect or failures shall not constitute Cause hereunder, (3) the Executive’s violation of any of the non-competition provisions of Section 5 hereof or the Executive’s breach of any provisions of Section 14 hereof or of any confidentiality provisions contained in Exhibit A hereto, or (4) any act of fraud or embezzlement by the Executive involving the Company or any of its Affiliates. All determinations of Cause for termination pursuant to this Section 6 shall be determined by the Board, and shall require at least a two-thirds (2/3) vote of the entire Board, excluding the participation of the Executive, should he then be a member of the Board.

7. Termination by the Executive.

The Executive may terminate this Agreement on written notice to the Company in the event of a material breach of the terms of this Agreement by the Company if such breach continues uncured for thirty (30) days after written notice of such breach is first given to the Company; provided, however, that it shall constitute the termination of this Agreement if such breach is for the payment of money and continues uncured for ten (10) days after written notice of such breach is first given. The Executive may also terminate this Agreement upon written notice to the Company if any one or more of the following shall occur:

(a) any change or reduction in the Executive’s titles or any loss of any material duties or authority of the Executive without the Executive’s prior written consent, including but not limited to such change or loss in connection with, or proximate to, the retention, by the Company, of a chief executive officer other than Augustine Y. Cheung, which change, reduction or loss continues for thirty (30) days after written notice of such loss is given to the Company;

(b) a Prohibited Event occurs, provided that the Executive gives written notice of termination within ninety (90) days after such occurrence and such Prohibited Event is not remedied within thirty (30) days of such notice. For this purpose, a “Prohibited Event” exists if: (1) the Executive is not continuously at least an Executive Vice President and the Chief Operating Officer and Chief Financial Officer of the Company during the Term; or (2) the Executive does not report directly to the CEO;

(c) the Company shall make a general assignment for benefit of creditors, or any proceeding shall be instituted by the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property or the Company shall take any corporate action to authorize any of the actions set forth above in this subsection 7(c);

(d) an involuntary petition shall be filed or an action or proceeding otherwise commenced against the Company seeking reorganization, arrangement or readjustment of the Company’s debts or for any other relief under the Federal Bankruptcy Act, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, and shall remain undismissed or unstayed for a period of thirty (30) days;

(e) a receiver, assignee, liquidator, trustee or similar officer for the Company or for all or any part of its property shall be appointed involuntarily; or

(f) a material breach by the Company of any other material agreement with the Executive if such breach continues uncured for thirty (30) days after written notice of such breach is first given to the Company; provided, however, that it shall constitute the termination of this Agreement if such breach is for the payment of money and continues uncured for ten (10) days after written notice of such breach is first given.

8. Termination Following a Change in Control.

(a) In addition to the above, during the period commencing on the six (6) month anniversary of a Change in Control (as defined in Section 13) of the

Company and ending on the two (2)-year anniversary of such Change in Control, the Executive may terminate this Agreement upon expiration of ninety (90) days’ prior written notice if “Good Reason” exists for the Executive’s termination. For this purpose, termination for “Good Reason” shall mean a termination, by the Executive, of his employment hereunder following the occurrence, without his prior written consent, of any of the following events, unless the Company fully cures all grounds for such termination within thirty (30) days after the Executive’s notice:

(i) any material adverse change in or diminution of the Executive’s authority, duties titles or offices (including reporting responsibility) beyond that permitted by Section 7(b) hereof, or any significant increase in the Executive’s business travel obligations, from those existing immediately prior to the Change in Control;

(ii) any failure by the Company to continue in effect any compensation plan in which the Executive participated immediately prior to such Change in Control and which is material to the Executive’s total compensation, including but not limited to the Company’s stock option, bonus and other plans or any substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or any failure by the Company to continue the Executive’s participation therein (or in such substitute or alternative plan) on a basis no less favorable to the Executive, both in terms of the amount of benefits provided and the level of the Executive’s participation relative to other participants, as existed immediately prior to such Change in Control;

(iii) any failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company’s retirement, life insurance, medical, health and accident, or disability plans, programs or arrangements in which the Executive was participating immediately prior to such Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any perquisite enjoyed by the Executive at the time of such Change in Control, or the failure by the Company to maintain a vacation policy with respect to the Executive that is at least as favorable as the vacation policy (whether formal or informal) in place with respect to the Executive immediately prior to such Change in Control; or

(iv) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company upon a merger, consolidation, sale or similar transaction.

(b) In addition, the Executive may elect to terminate his employment, at his own initiative, for any reason or for no reason, during the six (6)month period commencing on the six (6)-month anniversary of a Change in Control of the Company and ending on the one (1)-year anniversary of such Change in Control, in which case such termination of employment shall also be deemed to be for “Good Reason”.

9. Severance and Benefit Continuation.

(a) Termination for Cause or Voluntary Termination by the Executive. If the Company terminates this Agreement for Cause pursuant to Section 6(c) hereof, or if the Executive terminates this Agreement voluntarily other than pursuant to Section 7 or 8 hereof, no severance or benefit continuation provisions shall apply; provided, however, that the Executive shall have the same opportunity to continue group health benefits at the Executive’s expense in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) as is available generally to other employees terminating employment with the Company. All stock options and stock awards (and similar equity rights) held by the Executive that have vested prior to such termination of this Agreement may be exercised by the Executive for a period of one (1) year after the date of termination, at which time they shall automatically be forfeited if not exercised. All stock options and stock awards (and similar equity rights) that have not vested prior to such termination shall be forfeited by the Executive.

(b) Termination for Death or Disability. In the event of termination of this Agreement pursuant to Section 6(a) or 6(b) by reason of the death or disability of the Executive, in addition to the Base Salary payments and pro-rata annual performance bonus provided for in paragraph (a) or (b) of Section 6, as applicable, the Company shall continue to provide all benefits subject to COBRA, at its sole cost and expense, with respect to the Executive and his dependents for the maximum period provided by COBRA. All stock options and stock awards (and similar equity rights) held by the Executive that have vested prior to such termination of this Agreement shall remain exercisable through their respective original terms and otherwise in accordance with their respective terms as if such termination had not occurred. All stock options or stock awards (and similar equity awards) that have not vested prior to such termination shall be forfeited by the Executive.

(c) Termination by the Company Other Than for Cause, Termination by the Executive Based on a Material Breach by the Company, or Nonrenewal by the Company. If (1) the Company terminates this Agreement other than pursuant to Section 6 hereof, (2) the Executive terminates this Agreement pursuant to Section 7, or (3) at the end of the Term of this Agreement the Executive shall cease to be employed by the Company in the capacities of Executive Vice President, Chief Operating Officer and Chief Financial Officer by reason of the Company’s decision not to continue to employ the Executive as such at least on terms substantially similar to those set forth herein, and in each case the termination of employment does not occur within two (2) years following the consummation of a Change in Control of the Company, then:

(i) the Company shall pay the Executive in accordance with its normal payroll practice an amount equal to the sum of the Executive’s Base Salary at the time of his termination of employment plus the average bonus received by the Executive for the two (2) years preceding the year in which his termination of employment occurs (the “Severance Payment”) for the greater of (x) the remaining Term of the Agreement if the Executive had not been terminated or (y) two (2) years from the date of termination (the “Severance Period”);

(ii) all Company employee benefit plans and programs (including, but not limited to, the plans and programs set forth in Section 3(e)), other than participation in any Company tax-qualified retirement plan, applicable to the Executive shall be continued for the Severance Period (or, if such benefits are not available, or cannot be provided due to applicable law, the Company shall pay the Executive a lump sum cash amount equal to the after-tax economic equivalent thereof, provided that, with respect to any benefit to be provided on an insured basis, such lump sum cash value shall be the present value of the premiums expected to be paid for such coverage, and with respect to other benefits, such value shall be the present value of the expected cost to the Company of providing such benefits). In the case of all benefits subject to COBRA, the Company shall continue to provide such benefits at its expense with respect to the Executive and his dependents for the maximum period provided by COBRA; and

(iii) all stock options and stock awards (and similar equity rights) shall fully and immediately vest and become fully exercisable immediately prior to such termination of employment and shall remain fully exercisable through their respective original terms and otherwise in accordance with their respective terms as if no such termination had occurred; provided, however, that if such termination is pursuant to Section 7(a), then all such stock options and stock awards (and similar equity rights) shall vest and become exercisable immediately prior to such termination of employment and shall remain exercisable for the longest period permitted by applicable law or, if no such period is specified, then for a period expiring ten (10) years from their respective dates of grant, and otherwise in accordance with their respective terms as if such termination had not occurred.

(d) Involuntary Termination Other Than for Cause, Termination by the Executive Based on a Material Breach by the Company or for Good Reason, or Nonrenewal by the Company Upon a Change in Control. If (1) the Company terminates this Agreement other than pursuant to Section 6 hereof, (2) the Executive terminates this Agreement pursuant to Section 7 or 8, or (3) at the end of the Term of this Agreement the Executive shall cease to be employed by the Company in the capacities of Executive Vice President, Chief Operating Officer and Chief Financial Officer by reason of the Company’s decision not to continue to employ the Executive as Chief Operating Officer at least on terms substantially similar to those set forth herein, and in each case the termination of employment occurs within two (2) years of the consummation of a Change in Control of the Company, then:

(i) the Company shall pay the Executive a cash lump immediately upon such termination of employment equal to (a) two (2) times the sum of the Executive’s Base Salary at the time of his termination of employment plus (b) the average bonus received by the Executive for the two (2) years preceding the year in which his termination of employment occurs;

(ii) all Company employee benefit plans and programs (including, but not limited to, the plans and programs set forth in Section 3(e), other than participation in any Company tax-qualified retirement plan, applicable to the Executive shall be continued for three (3) years from the date of such termination of employment (or, if such benefits are not available, or cannot be provided due to applicable law, the Company shall pay the Executive a lump sum cash amount equal to the after-tax economic equivalent thereof, provided that, with respect to any benefit to be provided on an insured basis, such lump sum cash value shall be the present value of the premiums expected to be paid for such coverage, and with respect to other benefits, such value shall be the present value of the expected cost to the Company of providing such benefits). In the case of all benefits subject to COBRA, the Company shall continue to provide such benefits at its sole cost and expense with respect to the Executive and his dependents for the maximum period provided by COBRA; and

(iii) all stock options and stock awards (and similar equity rights) shall vest and become fully exercisable and shall remain fully exercisable through their respective original terms and otherwise in accordance with their original respective terms as if no such termination had occurred;

(e) The payments provided in Section 9(c) and 9(d) are intended as enhanced severance for a termination by the Company without Cause, or a termination by the Executive in the circumstances provided. As a condition of receiving such payments, the Executive shall first execute and deliver a general release of all claims against the Company, its Affiliates, agents and employees (other than any claims or rights pursuant to the Agreement or pursuant to equity or employee benefit plans), in form and substance reasonably satisfactory to the Company.

(f) It is intended that this Agreement replace the Old Employment Agreement as if this Agreement had been entered into on January 1, 2004, and the parties accordingly agree that the Executive was not entitled to “an acceleration of vesting and exercisability of any stock options or stock awards (or similar equity rights) by virtue of the expiration of the Old Employment Agreement, notwithstanding any provision thereof, but rather that the stock options granted pursuant to the Old Employment Agreement listed on Exhibit B attached hereto shall remain in full force and effect and available to the Executive in accordance with their terms.

10. Cooperation.

Following his termination of employment, the Executive agrees to cooperate with, and assist, the Company to ensure a smooth transition in management and, if requested by the Company, will make himself available to consult during regular business hours at mutually agreed upon times for up to a three-month period thereafter. At any time following his termination of employment, the Executive will provide such information as the Company may reasonably request with respect to any Company-related transaction or other matter in which the Executive was involved in any way while employed by the Company. The Executive further agrees, during the Term of this Agreement and thereafter, to assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against, or by, the Company or its Affiliates, in connection with any dispute or claim of any kind involving the Company or its Affiliates, including providing testimony in any proceeding before any arbitral, administrative, judicial, legislative or other body or agency. The Executive shall be entitled to reimbursement for all properly documented expenses incurred in connection with rendering transition services under this Section 10, including, but not limited to, reimbursement for all reasonable travel, lodging, meal expenses and legal fees, and the Executive shall be entitled to a per diem amount for his services equal to his then most recent annualized Base Salary under this Agreement, divided by two hundred forty (240) (business days).

11. Excise Tax.

If any payments made in respect of this Agreement, or otherwise in respect of the Executive’s employment or termination of employment with the Company, become subject to the excise tax described in Section 4999 of the Internal Revenue Code of 1986 (or any successor to such section), the Company shall make a special payment to the Executive sufficient, on an after-tax basis (taking into account federal, state and local income, employment and excise taxes and related interest and, penalties), to put the Executive in the same position as would have been the case had no such excise taxes been applicable to any payments or benefits provided in this Agreement or otherwise in respect of the Executive’s employment or termination of employment with the Company. Any such special payment shall be made prior to the time any excise tax is payable by the Executive (through withholding or otherwise). The determination of whether any payment is subject to an excise tax and, if so, the amount to be paid by the Company to the Executive and the time of payment, shall be made by an independent auditor selected jointly by the Company and the Executive and paid by the Company. Unless the Executive agrees otherwise in writing, the auditor shall be a nationally recognized public accounting firm that has not, during the two (2) years preceding the date of its selection, acted in any way on behalf of the Company or any of its Affiliates. If the Executive and the Company cannot agree on the firm to serve as the auditor under this Section, then the Executive and the Company shall each select one accounting firm and those two (2) firms shall jointly select the accounting firm to serve as the auditor.

12. No Mitigation.

The Executive shall not be required to mitigate the amount of any payment provided for hereunder, by seeking other employment or otherwise, nor shall the amount of any payment provided for hereunder be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of termination of employment by the Company.

13. Definitions.

As used herein, the following terms have the following meaning:

(a) “Affiliate” means and includes any person, corporation or other entity controlling, controlled by or under common control with the person, corporation or other entity in question.

(b) “Change in Control” means the occurrence of any of the following events:

(i) Any Person, other than the Company, its affiliates (as defined in Rule 12b-2 under the Exchange Act) or any Company employee benefit plan (including any trustee of such plan acting as trustee), is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than forty percent (40%) of ‘the combined voting power of the then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”) of the Company, or

(ii) Individuals who constitute the Board of Directors of the Company (the “Incumbent Directors”) as of the beginning of any twenty-four (24) month period (not including any period prior to the Effective Date of this Agreement), cease for any reason to constitute at least a majority of the directors. Notwithstanding the foregoing any individual becoming a director subsequent to the beginning of such period, whose election or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Directors shall be considered an Incumbent Director; or

(iii) Consummation by the Company of a recapitalization, reorganization, merger, consolidation or other similar transaction (a “Business Combination”) with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Voting Securities immediately prior such Business Combination (the “Incumbent Shareholders”) do not, following consummation of all transactions intended to constitute part of such Business Combination, beneficially own, directly or indirectly, fifty percent (50%) or more of the Voting Securities of the corporation, business trust or other entity resulting from or being the surviving entity in such Business Combination (the “Surviving Entity”), in substantially the same proportion as their ownership of such Voting Securities immediately prior to such Business Combination; or

(iv) Consummation of a complete liquidation or dissolution of the Company, or the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, business trust or other entity with respect to which, following consummation of all transactions intended to constitute part of such sale or disposition, more than fifty percent (50%) of the combined Voting Securities is then owned beneficially, directly or indirectly, by the Incumbent Shareholders in substantially the same proportion as their ownership of the Voting Securities immediately prior to such sale or disposition.

For purposes of this definition, the following terms shall have the meanings set forth below:

(A) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act;

(B) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended; and

(C) “Person” shall have the meaning as used in Sections 13(d) and 14(d) of the Exchange Act.

(c) “Company’s Field of Interest” means the primary businesses of the Company as described in the Company’s then most-recent filings with the Securities and Exchange Commission during the Executive’s employment hereunder and as determined from time to time by the Board of Directors during the Term hereof.

14. Representations by Executive.

The Executive represents and warrants that he has full right, power and authority to execute this Agreement and perform his obligations hereunder; this Agreement has been duly executed by the Executive and such execution and the performance of this Agreement by the Executive does not and will not result in any conflict, breach or violation of or default under any other agreement or any judgment, order or decree to which the Executive is a party or by which he is bound. The Executive acknowledges and agrees that any material breach of the representations set forth in this Section 14 will constitute Cause under Section 6.

15. Arbitration.

The parties shall attempt in good faith to resolve all claims, disputes and other disagreements arising hereunder by negotiation. In the event that a dispute between the parties cannot be resolved within thirty (30) days of written notice from one party to the other party, such dispute shall, at the request of either party, after providing written notice to the other party, be submitted to arbitration in Columbia, Maryland in accordance with the arbitration rules of the American Arbitration Association then in effect. The notice of arbitration shall specifically describe the claims, disputes or other matters in issue to be submitted to arbitration. The parties shall jointly select a single arbitrator who shall have the authority to hold hearings and to render a decision in accordance with the arbitration rules of the American Arbitration Association. If the parties are unable to agree within ten (10) days, the arbitrator shall be selected by the Chief Judge of the Circuit Court for Howard County. The discovery rights and procedures provided by the Federal Rules of Civil Procedure shall be available and enforceable in the arbitration proceeding. The written decision of the arbitrator so appointed shall be conclusive and binding on the parties and enforceable by a court of competent jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration, and each party shall pay for and bear the cost of its own experts, evidence and legal counsel, unless the arbitrator rules otherwise in the arbitration. Both parties agree to use their best efforts to cause a final decision to be rendered with respect to the matter submitted to arbitration within sixty (60) days after its submission. Notwithstanding the foregoing, the Company shall be free to pursue its rights and remedies under Section 5 hereof and pursuant to Exhibit A hereto in any court of competent jurisdiction, without regard to the arbitral proceedings contemplated by this Section 15.

16. Notices.

All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by private overnight mail service (delivery confirmed by such service), registered or certified mail (return receipt requested and received), telecopy (confirmed receipt by return fax from the receiving party) or delivered personally, as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

If to the Company:

Celsion Corporation.

10220 L Old Columbia Road

Columbia, Maryland 21046

Attention: Chairman of the Compensation Committee

Telephone: (410) 290-5390

Fax: (410) 290-5394

If to the Executive:

Anthony P. Deasey

458 Brickworks Lane

Severna Park, MD 21146

Telephone: (410) 647-6423

Fax: (410) 290 5319

17. General.

(a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland applicable to agreements made and to be performed entirely in Maryland by Maryland residents.

(b) This Agreement, together with any ancillary agreements referred to herein, sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth. Notwithstanding the foregoing, in the event that the provisions hereof shall conflict with the terms of any stock option grant agreement, stock award agreement or similar document granting stock options, warrants or similar rights, then the terms hereof shall control.

(c) This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by a party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, or anyone or more or continuing waivers of any such breach, shall constitute a waiver of the breach of any other term or covenant contained in this Agreement.

(d) This Agreement shall be binding upon and inure to the benefit of the legal representatives, heirs, distributees, successors and permitted assigns of the parties hereto. The Company may not assign its rights and obligation under this Agreement without the prior written consent of the Executive, except to a successor to substantially all the Company’s business, which expressly assumes the Company’s obligations hereunder in writing. For purposes of this Agreement, “successors” shall mean any successor by way of share exchange, merger, consolidation, reorganization or similar transaction, or the sale of all or substantially all of the assets of the Company. The Executive may not assign, transfer, alienate or encumber any rights or obligations under this Agreement, except by will or operation of law, provided that the Executive may designate beneficiaries to receive any payments permitted under the terms of the Company’s benefit plans

[Signature Page Follows]

IN WITNESS WHEREOF, the each of the parties has executed this Agreement under its or his seal as of the date first above written.

Celsion Corporation.

By:
Print Name:
Title:

Attest:

By:
Print Name:
Title:

[SEAL]

Anthony P. Deasey

Witness:

By:
Print Name:

[SEAL]